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                                  EXHIBIT 11.1

                           CD&L, INC. AND SUBSIDIARIES
                           NET (LOSS) INCOME PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                    (In Thousands, Except Share Information)

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SHARES CONSIDERED:                                                        2001                2000                1999
                                                                          ----                ----                ----
Weighted average portion of shares outstanding at December
31, 1998                                                                  6,843,702           6,843,702           6,843,702

Weighted average portion of 73,172 common shares issued in
connection with the Company's Employee Stock Purchase Plan                   73,172              73,172              33,771

Weighted average portion of 47,051 common shares issued in
connection with executive compensation                                       47,051              47,051              34,418

Weighted average portion of 389,533 common shares issued in
connection with the acquisitions of businesses                              389,533             389,533             302,535

Weighted average portion of 305,202 common shares issued in
connection with the Company's Employee Stock Purchase Plan                  305,202              76,717                   -
                                                                          ---------           ---------           ---------

            Basic weighted average shares outstanding                     7,658,660           7,430,175           7,214,426

Incremental shares assumed issued in connection with stock
options and warrants outstanding (a)                                              -                  -              648,952

Incremental shares assumed issued in connection with the
Company's Employee Stock Purchase Plan                                            -                  -                4,450
                                                                          ---------           ---------           ---------

            Diluted weighted average shares outstanding                   7,658,660           7,430,175           7,867,828
                                                                          =========           =========           =========

(Loss) income from continuing operations                                    ($3,964)           ($6,229)                $950
(Loss) income from discontinued operations                                  ($2,305)           ($1,419)              $1,961
                                                                          ---------           ---------           ---------

Net (loss) income                                                           ($6,269)           ($7,648)              $2,911
                                                                            ========           ========              ======

Basic (loss) income per share:

Continuing operations                                                         ($.52)             ($.84)                $.13
Discontinued operations                                                       ($.30)             ($.19)                $.27
                                                                              ------             ------                ----

Net (loss) income per share                                                   ($.82)            ($1.03)                $.40
                                                                              ======            =======                ====

Diluted (loss) income per share:

Continuing operations                                                         ($.52)             ($.84)                $.12
Discontinued operations                                                       ($.30)             ($.19)                $.25
                                                                              ------             ------                ----

Net (loss) income per share                                                   ($.82)            ($1.03)                $.37
                                                                              ======            =======                ====
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The following common stock equivalents were excluded from the computation of diluted Earnings Per Share because the exercise or conversion price was greater than the average market price of common shares -

                                                                          2001                2000               1999
                                                                          ----                ----               ----
Stock options                                                             1,917,202           1,982,534            522,546
Subordinated convertible debentures                                           9,863             109,098            145,750
Seller financed convertible notes                                           524,961             593,333            593,333
                                                                            =======             =======            =======
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